Microsoft Word 10.0.2627;                                        EXHIBIT 99.1


CONTACT:          Elan Yaish
                  Chief Financial Officer
                  Telephone:  (631) 951-7060
                  Fax  (631) 951-7639
                  email: eyaish@mecnet.com


      MANCHESTER TECHNOLOGIES, INC. ANNOUNCES FISCAL SECOND QUARTER RESULTS


HAUPPAUGE,  NEW YORK - March 9, 2004- Manchester  Technologies  Inc. (NASDAQ NM:
MANC), a leading computer and network solutions provider, today announced financial results for its second fiscal quarter and six months ended January 31, 2004.

     Revenue for the quarter was $79.8 million as compared with $80.5 million for the comparable quarter last year and $74.7 million in the first quarter of this fiscal year. The Company reported net income for the quarter of $295,000 or $0.04 per diluted share as compared with a net loss of $125,000 or $0.02 per diluted share reported a year ago and net income of $311,000, or $0.04 per diluted share, for the first quarter of this fiscal year.

     Revenue for the six months ended January 31, 2004 was $154.5 million as compared with $148.8 million for the first six months of last year. Net income for the six months was $606,000 or $0.07 per diluted share as compared with $33,000 or $0.00 per diluted share reported a year ago.

     Barry R. Steinberg, President and CEO of Manchester Technologies, Inc., stated, "Our second quarter reflects the increase in technology spending resulting from the lack of capital spending over the past few years. Revenues for the quarter increased sequentially as compared to our first quarter of fiscal 2004 and were slightly lower as compared to last year. However, we are pleased that our service revenues increased by 11% as compared to the second quarter of last year and 14% as compared to the first half of last year. In addition, revenues from sales of display solutions increased by 8% as compared to the second quarter of last year and 15% as compared to the first half of last year. We continue focusing on our strategy of providing business solutions, services, product fulfillment and display technologies that meet all of our customer's needs."

     The Company ended the quarter with cash and cash equivalents of $3.9 million, working capital of $31.7 million, total assets of $80.0 million and shareholders' equity of $44.6 million.





                                    - more -

MANCHESTER TECHNOLOGIES, INC.

Page 2






About Manchester Technologies, Inc.

Manchester Technologies, Inc. is a single-source solutions provider specializing in hardware and software procurement, display technology, custom networking, security, IP telephony, remote management, application development/e-commerce, storage, enterprise and Internet solutions. Manchester offers its customers single-source solutions customized to their information systems needs by integrating its analysis, design and implementation services with hardware, software, networking products and peripherals from leading vendors. In addition, Manchester offers a complete line of products and peripherals for customers' display technology requirements. More information about the Company can be obtained by visiting the Company's website located at http://www.e-manchester.com



Statement Under the Private Securities Litigation Reform Act

This press release includes information that may constitute forward-looking statements within the meaning of the federal securities laws. All statements other than statements of historical fact, including, without limitation, those with respect to Manchester Technologies, Inc.'s objectives, plans and strategies set forth herein and those preceded by or that include the words "believes," "intends," "expects," "will," "plans," "anticipates," or similar expressions, are forward-looking statements. These forward-looking statements speak only as of the date of this press release. Manchester's actual results may differ materially from the results discussed herein as a result of a number of unknown factors, including, without limitation, there being no assurance that Manchester will be successful in its efforts to focus on higher-margin products and services, in identifying suitable acquisition candidates and in integrating acquired companies, or in attracting and retaining highly skilled technical personnel and sales representatives necessary to implement its growth strategies, or that Manchester will not be adversely affected by continued intense competition in the computer industry, continued deterioration in average selling prices of personal computers and display technologies, a decrease in the growth of the display technology market, a lack of product availability, deterioration in relationships with major manufacturers, a loss or decline in sales to any of its major customers, or any of the other risks set forth in Manchester's Annual Report on Form 10-K for the year ended July 31, 2003, and those set forth from time to time in Manchester's other filings with the Securities and Exchange Commission. Manchester assumes no obligation to update any of the information referenced in this press release. These documents are available through the Company, or through the Securities and Exchange Commission's Electronic Data Gathering Analysis and Retrieval system (EDGAR) at www.sec.gov.






                                - Tables Follow-

                 Manchester Technologies, Inc. and Subsidiaries
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                    (in thousands, except per share amounts)
                                   (Unaudited)

                                         Three months ended January 31,      Six months ended January 31,
                                                2004             2003              2004                2003
                                                ----             ----              ----                ----
Revenue
       Products                               $72,869           $74,283        $143,321            $138,998
       Services                                 6,925             6,259          11,173               9,829
                                                -----           -------          ------           ---------
                                               79,794            80,542         154,494             148,827
                                               ------            ------         -------             -------
Cost of revenue
       Products                                64,611            66,979         127,337             123,897
       Services                                 5,634             5,088           8,712               7,491
                                                -----           -------           -----           ---------
                                               70,245            72,067         136,049             131,388
                                               ------            ------         -------             -------
       Gross profit                             9,549             8,475          18,445              17,439

Selling, general and
    administrative expenses                     8,990             8,711          17,280              17,551
                                                -----           -------          ------            --------

       Income (loss) from operations              559              (236)          1,165                (112)

Interest and other income (expense), net          (68)               28            (155)                168
                                                  ----         --------            ----            --------

       Income (loss) before income taxes          491              (208)          1,010                  56

Income tax provision (benefit)                    196               (83)            404                  23
                                                  ---             ------            ---             -------

       Net income (loss)                        $ 295            $ (125)         $  606            $     33
                                                  ===             ======          =====             =======

Net income (loss) per share
   Basic                                        $0.04           $ (0.02)         $0.08              $  0.00
                                                 ====            =======          ====               ======
   Diluted                                      $0.04           $ (0.02)         $0.07              $  0.00
                                                 ====            =======          ====               ======

Weighted average
  shares outstanding
     Basic                                      7,990             7,990           7,990               7,990
                                                =====             =====           =====               =====
      Diluted                                   8,299             7,990           8,265               7,991
                                                =====             =====           =====               =====


                                      -  More Tables To Follow -

                 Manchester Technologies, Inc. and Subsidiaries
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                    (in thousands, except per share amounts)

                                                                 January 31, 2004        July 31, 2003
                                                                     (Unaudited)         -------------
                                                                     -----------

Assets
------
Current assets:
  Cash and cash equivalents                                         $ 3,866               $ 8,553
  Accounts receivable, net                                           33,710                35,117
  Inventory                                                          18,352                 9,605
  Deferred income taxes                                                 603                   603
  Prepaid taxes                                                       1,832                 1,704
  Prepaid expenses and other current assets                             703                   709
                                                                   ---------             --------

         Total current assets                                        59,066                56,291

Property and equipment, net                                          13,556                13,985
Goodwill, net                                                         6,439                 6,439
Deferred income taxes                                                   757                   757
Other assets                                                            177                   278
                                                                        ----             --------

Total assets                                                        $79,995               $77,750
                                                                     ======                ======

Liabilities and shareholders' equity
------------------------------------
Current liabilities:
  Accounts payable and accrued expenses                             $26,524               $24,752
   Deferred service contract revenue                                    606                   666
   Current portion of capital lease obligations                         228                   212
                                                                        ---             ---------

         Total current liabilities                                   27,358                25,630

Deferred compensation payable                                           263                   263
Capital lease obligations, net of current portion                     7,811                 7,923
                                                                      -----              --------

         Total liabilities                                           35,432                33,816
                                                                     ------               -------

Shareholders' equity:
  Preferred stock, $.01 par value; 5,000
   shares authorized, none issued                                         -                     -
  Common stock, $.01 par value; 25,000  shares authorized,
    7,990 issued and outstanding                                         80                    80
  Additional paid-in capital                                         18,965                18,942

  Deferred compensation                                                 (13)                  (13)

  Retained earnings                                                  25,531                24,925
                                                                     ------                ------

         Total shareholders' equity                                  44,563                43,934
                                                                     ------                ------

         Total liabilities and shareholders' equity                 $79,995               $77,750
                                                                     ======               =======


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